Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use in this registration statement on Form S-1(Pre-effective amendment No.1) of our report dated March 19, 2008, relating to the consolidated financial statements of Matinee Media Corporation for the years ended December 31, 2007 and 2006. We also consent to the reference to us under the heading “Experts” in this registration statement.

Malone & Bailey PC

www.malone-bailey.com

Houston, Texas

May 13, 2008